UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 30, 2005


                        LINCOLN INTERNATIONAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                 0-5767              61-0575092
    ------------------------------------------------------------------------
    (State or other jurisdiction     (Commission       (I.R.S Employer
        of incorporation)            File Number)       Identification No.)


           641 Lexington Avenue, 25th Floor, New York, New York 10022
           ----------------------------------------------------------
               (Address of principal executive office) (Zip Code)


       Registrant's telephone number, including area code: (212) 421-1616

ITEM 1.01.  Entry Into A Material Agreement

On September 30, 2005 Lincoln International Corporation ("Lincoln") entered into a share exchange agreement with ShowToGo, LLC ("STG"), a private limited liability company existing under the laws of the State of Delaware. Effective upon the closing of this transaction, STG shall convert into a private Delaware corporation. The closing of this transaction is conditioned on the filing of a
Schedule 14f-1 as well as other closing conditions which are more fully detailed in the attached exhibit. Additionally, the closing of this transaction shall not take place until Lincoln has raised at least $2,000,000 in a private placement transaction. The closing is conditioned upon the success of this private placement transaction. Upon the closing of this transaction, STG and its sole shareholder shall exchange all of its outstanding securities in return for approximately 22,968,000 shares of Lincoln's common stock, and STG shall become a wholly-owned subsidiary of Lincoln. Lincoln's shareholders of record as of the closing shall receive a payment of $111,000, minus any unpaid expenses currently outstanding, and STG shall repay approximately $65,000 of Lincoln's outstanding indebtedness.

The closing of this transaction will result in a change of control of Lincoln as well as the resignation of all of Lincoln's current directors and officers. After the closing, Lincoln intends to change its name to ShowToGo, Inc.

Exhibit

10.1 Share Exchange Agreement between ShowToGo, LLC and Lincoln International Corporation


                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, Lincoln International Corporation has duly caused this report to be signed on its behalf, by the undersigned as thereunto duly authorized in the City of New York, State of New York, on the 3rd day of October, 2005.


Date: October 3rd 2005            LINCOLN INTERNATIONAL CORPORATION

                                    /s/ DEREK CALDWELL
                                    -------------------------------------------
                                    By:  Derek Caldwell
                                    Title: President